                                                                Exhibit 99(p)(a)

                     POWERSHARES EXCHANGE-TRADED FUND TRUST
                       POWERSHARES CAPITAL MANAGEMENT LLC

                                 CODE OF ETHICS

                   (AMENDED AND RESTATED AS OF MARCH 2, 2005)

          This Code of Ethics has been adopted by PowerShares Capital Management LLC ("PCM") and PowerShares Exchange-Traded Fund Trust (the "Trust") in compliance with Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 under the Investment Company Act of 1940 (the "Act") (unless specifically identified, Rule 17j-1 and Rule 204A-1 are collectively referred to as the "Rules"). The PCM Code of Ethics is also adopted for its employees, as referenced in the PCM Code of Conduct. This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined) of the Trust or other clients or accounts of PCM ("Other Clients") reflect high standards and comply with the requirements of Rule 204A-1, and Section 17(j) of the Act and Rule 17j-1 thereunder. Any such access person shall not be subject to this Code of Ethics if such person is subject to another organization's code of ethics that has been approved by the Board of Trustees of the Trust.

          This Code of Ethics acknowledges the general principles that access persons and advisory persons (as defined below): (i) owe a fiduciary obligation to the Trust and Other Clients; (ii) have the duty at all times to place the interests of the Trust and Other Clients and their respective shareholders, if any, first; (iii) must conduct all personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility; (iv) should not take inappropriate advantage of their positions in relation to the Trust or Other Clients; (v) must comply with the federal securities laws as such term is defined in Rule 204A-1; and (vi) must safeguard nonpublic information about the Trust and Other Clients and their accounts, securities, instructions and interests.

I.   DEFINITIONS

     A. "ACCESS PERSON" means any director, trustee, officer, general partner, managing member, or advisory person (as defined) of the Trust or PCM and any employee who has access to nonpublic information regarding any client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any reportable fund (as defined in Rule 204A-1 of the Advisers Act), including the Trust or any affiliated mutual fund, or who is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic.

     B. "ADVISORY PERSON" means (1) any employee of the Trust, PCM or Other Clients (or of any company in a control relationship to the Trust, PCM or Other Clients ) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined) by the Trust or Other Clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Trust, PCM or Other Clients who obtains information concerning recommendations made to the Trust or Other Clients with regard to the purchase or sale of a security by the Trust or Other Clients.

     C. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

     D. "CONTROL" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     E. A "SECURITY HELD OR TO BE ACQUIRED" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Trust or Other Clients; or (b) is being or has been considered by the Trust, PCM or Other Clients for purchase by the Trust or Other Clients; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

     F. An "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934.

     G. "INVESTMENT PERSONNEL" means: (1) any employee of the Trust, PCM or Other Clients (or of any company in a control relationship to the Trust, PCM or Other Clients) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or Other Clients; and (2) any natural person who controls the Trust, PCM or Other Clients and who obtains information concerning recommendations made to the Trust or Other Clients regarding the purchase or sale of securities by the Trust or Other Clients.

     H. A "LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

     I. "PURCHASE OR SALE" for purposes of this Code of Ethics and each Exhibit or other appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

     J. "REPORTABLE SECURITY" means a SECURITY as defined in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by registered open-end investment companies (including money market funds) except shares of the Trust or any other affiliated mutual fund, or such other securities as may be excepted under the provisions of the Rules.

II.  PROHIBITIONS

     A. GENERALLY. Rule 17j-1 under the Act makes it unlawful for any affiliated person of the Trust, or any affiliated person of PCM, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by the Trust or Other Clients:

          1. To employ any device, scheme or artifice to defraud the Trust or Other Clients;

          2. To make to the Trust or Other Clients any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made to the Trust or Other Clients, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or Other Clients; or

          4.   To engage in any manipulative practice with respect to the Trust.

          It is the policy of PCM and the Trust that no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Rules set forth above.

     B. INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS. No access person or investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the Chief Compliance Officer of PCM or of the Trust has authorized the transaction in advance.

III. PROCEDURES

     A. ACKNOWLEDGMENT OF RECEIPT. Each person receiving a copy of this Code of Ethics and any subsequent amendment thereto, must acknowledge receipt in writing on the form supplied by the Chief Compliance Officer of the Code attached as Appendix I and must promptly return the signed form to the Chief Compliance Officer.

     B. REPORTING. In order to provide the Trust and PCM with information to enable each of them to determine with reasonable assurance whether the provisions of the Rules, as applicable, are being observed by its access persons, each access person of the Trust or PCM, other than a Trustee of the Trust who is not an "interested person" (as defined in the Act) of the Trust or PCM, shall submit the following reports in the forms attached hereto as Exhibits A-D to the PCM Chief Compliance Officer (or his or her delegate) showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

          1. INITIAL HOLDING REPORT. Exhibit A shall initially be filed no later than 10 days after that person becomes an access person and the information must be current as of a date no more than 45 days prior to the date the person becomes an access person. Each holdings report must contain with respect to each Reportable Security, at a minimum: (i) the title and type of security, and as applicable, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the access person has any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (iii) the date the access person submits the report.

          2. QUARTERLY TRANSACTION REPORTS. Exhibits B and C shall be filed no later than 30 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information contained in broker trade confirmations or account statements received by PCM or the Trust no later than 30 days after the end of each calendar quarter and/or information contained in PCM's or the Trust's records. In addition, transactions effected pursuant to automatic reinvestment plans need not be reported. Quarterly transaction reports must be dated and contain the following information with respect to each transaction in a Reportable Security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership and/or brokerage account established by the access person in which he or she held any securities during the quarter: (i) date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest date and maturity date, number of shares, and principal amount of each Reportable Security involved; (ii) nature of the transaction (i.e., purchase, sale or another type of acquisition or disposition); (iii) the price at which the transaction was effected; (iv) name of broker, dealer or bank with or through whom the transaction was effected; and
(v) the date the access person submits the report.

          3. ANNUAL HOLDINGS REPORT. Exhibit D must be submitted by each access person within 45 days after the end of each calendar year with respect to each security held and the information must be current as of a date no more than 45 days prior to the date the report was submitted. The annual holdings report shall contain the same information as the initial holdings report.

     C. INDEPENDENT TRUSTEES. A Trustee who is not an "interested person" of PCM shall not be required to submit the reports required under paragraph III.B, except that such a Trustee shall file a Securities Transaction Report in the form attached as Exhibit B with respect to a transaction in a Reportable Security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15 day period immediately preceding or after the date of the transaction, such security is or was purchased or sold by PCM or the Trust, or was considered for purchase or sale by PCM or the Trust. No report is required if the Trustee had no direct or indirect influence or control over the transaction.

     D. NOTIFICATION. The PCM Chief Compliance Officer (or his or her delegate) shall notify each access person of PCM and the Trust who may be required to make reports pursuant to this Code of Ethics that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person.

IV.  REVIEW AND ENFORCEMENT

     A.   REVIEW.

          1. The Chief Compliance Officer of PCM (or his or her delegate) shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

          2. If the Chief Compliance Officer of PCM (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the Chief Compliance Officer of PCM (or his or her delegate) may give such person an opportunity to supply additional information regarding the transaction in question.

     B.   ENFORCEMENT.

          1. If the Chief Compliance Officer of PCM (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Trustees of the Trust. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

          2. No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself. If, for example, a securities transaction of the Chief Compliance Officer of PCM is under consideration, the President of the Trust designated for the purpose by the Trustees of the Trust shall act in all respects in the manner prescribed herein for the Chief Compliance Officer.

     C. CERTIFICATE OF COMPLIANCE. Each access person must certify in writing within 30 days of each year in the form attached as Appendix II that he or she has: (a) read this Code of Ethics, including any amendments thereto, and understood it; (b) complied with this Code's requirement during the past year;
(c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code and (d) reported all violations of this Code and the federal securities laws, as that term is defined in Rule 204A-1, to the Chief Compliance Officer.

     D. REPORTING TO BOARD. No less frequently than annually, the Chief Compliance Officer of PCM and the Trust shall furnish to the Trust's Board of Trustees, and the Board must consider, a written report that:

          1. Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

          2. Certifies that PCM and the Trust have adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

V.   RECORDS

          The Trust shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

- A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

- A record of all written acknowledgments as required by Rule 204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of PCM;

- A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

- A copy of each report made pursuant to this Code of Ethics by an access person, including any information provided in lieu of reports, shall be preserved by PCM for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

- A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

- A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under Rule 204A-1(c), for at least five years after the end of the fiscal year in which the approval is granted;

- A copy of each report made pursuant to Section IV.D of this Code of Ethics shall be preserved by PCM for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

- PCM shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under Section II.B of this Code of Ethics for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VI.  MISCELLANEOUS

     A. CONFIDENTIALITY. All reports of securities transactions and any other information filed with PCM pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

     B. AMENDMENT; INTERPRETATION OF PROVISIONS. The Board of Trustees may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.

                              ANNUAL CERTIFICATION


     The undersigned hereby certifies on behalf of PCM and the Trust pursuant to
Section IV.D(2) of the Code of Ethics of PCM and the Trust, that PCM and the Trust have adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.


Date:
     ----------------------              ---------------------------------------
                                          Chief Compliance Officer, PowerShares
                                                  Capital Management LLC


                                         ---------------------------------------
                                          Chief Compliance Officer, PowerShares
                                                Exchange-Traded Fund Trust

                                   APPENDIX I

                    WRITTEN ACKNOWLEDGMENT OF CODE OF ETHICS

To the Chief Compliance Officer:

          The undersigned hereby acknowledges receipt of the Code of Ethics of PowerShares Capital Management LLC and PowerShares Exchange-Traded Fund Trust and any current amendment thereto.


Date:
      -------------------


                                                 By:
                                                    ----------------------------

                                                 Name:
                                                       -------------------------

                                                 Title:
                                                        ------------------------

                                   APPENDIX II

                         ANNUAL COMPLIANCE CERTIFICATION


To the Chief Compliance Officer:

          The undersigned hereby certifies that he or she has:

(a) read this Code of Ethics, including any amendments thereto, and understood it;

(b)  complied with this Code's requirement during the past year;

(c) disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code; and

(d) reported all violations of this Code and the federal securities laws, as that term is defined in Rule 204A-1, to the Chief Compliance Officer.


Date:
      ------------------


                                                 By:
                                                    ----------------------------

                                                 Name:
                                                       -------------------------

                                                 Title:
                                                        ------------------------

                                    EXHIBIT A

                             INITIAL HOLDINGS REPORT


To the Chief Compliance Officer:

     As of the below date, I held the following position in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of PowerShares Capital Management LLC and PowerShares Exchange-Traded Fund Trust:

   TITLE AND                                    BROKER/DEALER OR
     TYPE      SYMBOL OR   NO. OF   PRINCIPAL      BANK WHERE
   SECURITY    CUSIP NO.   SHARES    AMOUNT     ACCOUNT IS HELD
   ---------   ---------   ------   ---------   ----------------


     This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                   Signature:
       ---------------------------                 -----------------------------

                                    EXHIBIT B

                          SECURITIES TRANSACTION REPORT

               For the Calendar Quarter Ended ____________________

To the Chief Compliance Officer:

     During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of PowerShares Capital Management LLC and PowerShares Exchange-Traded Fund Trust:

                                                                                               BROKER/
      SECURITY                                                                                DEALER OR
     (INCLUDING                                                         NATURE OF               BANK
 INTEREST RATE AND    SYMBOL OR                           PRINCIPAL    TRANSACTION            THROUGH
     MATURITY           CUSIP       DATE OF     NO. OF    AMOUNT OF     (PURCHASE,              WHOM
   DATE, IF ANY)        NUMBER    TRANSACTION   SHARES   TRANSACTION   SALE, OTHER)   PRICE   EFFECTED
 -----------------    ---------   -----------   ------   -----------   ------------   -----   ---------



     This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes transactions effected pursuant to an automatic investment plan, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                   Signature:
      ----------------------------                 -----------------------------

                                    EXHIBIT C

                          ACCOUNT ESTABLISHMENT REPORT

                For the Calendar Quarter Ended _________________

To the Chief Compliance Officer:

     During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Code of Ethics of PowerShares Capital Management LLC and PowerShares Exchange-Traded Fund Trust:

                                                 DATE
       BROKER/DEALER OR BANK WHERE            ACCOUNT WAS
         ACCOUNT WAS ESTABLISHED              ESTABLISHED
         -----------------------              -----------



Date:                                   Signature:
     ---------------------------                   -----------------------------

                                    EXHIBIT D

                             ANNUAL HOLDINGS REPORT

To the Chief Compliance Officer:

     As of December 31, ____, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of PowerShares Capital Management LLC and PowerShares Exchange-Traded Fund Trust:

   TITLE AND    SYMBOL                          BROKER/DEALER OR
    TYPE OF       OR       NO. OF   PRINCIPAL      BANK WHERE
   SECURITY    CUSIP NO.   SHARES    AMOUNT     ACCOUNT IS HELD
   ---------   ---------   ------   ---------   ----------------


     This report excludes holdings with respect to which I had no direct or indirect influence or control and is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:                                   Signature:
     ---------------------------                   -----------------------------

AMENDED JANUARY 26, 2005